EXHIBIT 3.1
AMENDED AND RESTATED BYLAWS
OF
FIRST FRANKLIN CORPORATION
ARTICLE I
OFFICES
Section 1. Registered Office.
     The registered office of First Franklin Corporation (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2. Other Offices.
     The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. Place of Meetings.
     Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of Delaware. If so authorized, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2. Annual Meetings.
     Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which meeting the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. The notice shall also set forth the purpose or purposes for which the meeting is called.
Section 3. Special Meetings.
     Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by the president and shall be called by such individual at the written request of a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
Section 4. Quorum and Adjournment.
     Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote at any meeting of the stockholders of the Corporation, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, the presiding officer of the meeting or the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, to reconvene at the same place or some other place, without notice other than announcement at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
Section 5. Voting.
     At all meetings for the election of directors at which a quorum is present, the candidates receiving the greatest number of votes shall be elected. Except as otherwise required by law, the Certificate of Incorporation or these bylaws, any other matter brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock present in person or by proxy and entitled to vote on the matter. Each stockholder shall be entitled to cast one vote for each share of the capital stock held by such stockholder. Such votes may be cast in person or by proxy. The board of directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6. List of Stockholders Entitled to Vote.
     The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 7. Stock Ledger.
     The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.
Section 8. Proxies.
     A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies solicited on behalf of the board of directors shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after three years from the date of its execution, unless the proxy provides for a longer period.
Section 9. Inspectors of Election.
     The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.
     The inspectors of election shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 10. Conduct of Meetings.
     Unless otherwise determined by a majority of the directors, the chairman of the board of directors, or his designee, shall preside at any meeting of stockholders. The board of directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the board of directors, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (i) an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and (vi) matters which are to be voted on by ballot. The person presiding over the meeting, in addition to making any other determinations that may be necessary, appropriate or convenient to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered.
Section 11. New Business and Nominations.
     At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (ii) otherwise properly brought before the meeting by or at the direction of the board of directors; or (iii) otherwise properly brought before the meeting by a stockholder of record entitled to vote at the meeting. Candidates for election as a director may be nominated either (i) by the board of directors or a committee appointed by the board of directors, including the nominating committee, or (ii) by nomination by any stockholder of record entitled to vote at the meeting where directors will be elected, provided that such nomination is properly brought before the meeting.
     For business or a nomination to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be (i) in the event of an annual meeting of stockholders, received by the Secretary of the Corporation not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called on a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; or (ii) in the event of a special meeting of stockholders, such notice shall be received by the Secretary of the Corporation not later than the close of business on the tenth day following the day on which notice of the meeting is first mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Every such notice by a stockholder shall set forth:

(a)	the name and address, as they appear on the Corporation’s books, of the stockholder of the Corporation who intends to make a nomination or bring up any other matter and the name and address of the beneficial owner on whose behalf the nomination or proposal is being made, if any;

(b)	the number of shares of the Corporation’s voting stock owned of record and beneficially by such stockholder and such beneficial owner, if any;

(c)	with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and such beneficial owner, if any, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(d)	with respect to an intent to make a nomination, such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the board of directors of the Corporation; and

(e)	with respect to the notice of an intent to bring up any other matter, a description of the matter, and any material interest of the stockholder and the beneficial owner, if any, in the matter.
     Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Corporation if so elected.
     No business shall be conducted at any annual meeting except in accordance with the provisions of this section. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this section, in which case such business shall not be transacted. Notwithstanding the foregoing, if the stockholder does not appear in person or by proxy at the meeting to present the nominees or the matter, such proposed business shall not be transacted.
     Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor rule or regulation.
Section 12. Consent of Stockholders in Lieu of Meeting.
     Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Stockholders may act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.
ARTICLE III
DIRECTORS
Section 1. Number and Election of Directors.
     The number of directors shall be five. The directors may fix or change the number of directors from time to time and at any time by resolution of the board; provided, however, that no reduction in the number of directors shall, of itself, have the effect of shortening the term of any incumbent director. Directors need not be residents of the State of Delaware and need not be stockholders of the Corporation. The directors shall be elected at annual meetings of the stockholders.
Section 2. Classes; Vacancies.
     The board of directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that each class shall be equal or nearly equal in size as possible; provided, further, that no decreases in the number of directors shall affect the term of any director then in office, except the initial directors. At each annual meeting of stockholders subsequent to the initial special meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.
     Vacancies in the board of directors, however caused, shall be filled by a majority vote of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he has been chosen expires and when his successor is elected and qualified.
Section 3. Duties and Powers.
     The business of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
Section 4. Meetings.
     The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The annual regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. Additional regular meetings of the board of directors may be held without notice at such time and at such place as may from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman, the president or a majority of directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, or by telephone or telegram on twenty-four hours’ notice. Unless otherwise determined by a majority of the directors, the chairman, if any, shall preside at all meetings of the directors at which he is present.
Section 5. Quorum.
     Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws, at all meetings of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 6. Actions Without a Meeting.
     Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the board of directors or committee.
Section 7. Meetings by Means of Communications Equipment.
     Members of the board of directors of the Corporation, or any committee designated by the board of directors, may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.
Section 8. Compensation.
     The board of directors shall have the authority to fix compensation of directors. The directors may be paid their reasonable expenses, if any, of attendance at each meeting of the board of directors and may be paid a reasonable sum for service on the board of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation there for. Members of special or standing committees may be allowed reasonable compensation for attending committee meetings.
Section 9. Corporate Books.
     The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware at such place or places as they may from time to time determine.

Section 10. Resignation.
     Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.
Section 11. Interested Directors.
     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.
Section 12. Presumption of Assent.
     A director of the Corporation who is present at a meeting of the board of directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES
Section 1. Appointment.
     The board of directors, by resolution adopted by a majority of the full board, may designate an executive committee, an audit committee, a nominating committee and such other committees as the board may deem necessary, appropriate or desirable, to consist of one or more directors of the Corporation. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation. In no event, however, shall any committee have the power or authority of the board of directors with reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; amending the bylaws of the Corporation; and unless the resolution or bylaws expressly so provide, the committee shall not have the power or authority to declare a dividend or to authorize the issuance of stock.
Section 2. Executive Committee.
     The executive committee, when the board of directors is not in session, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except to the extent, if any, that such powers and authority shall be limited by law or by the resolution appointing the executive committee.
Section 3. Alternate Members.
     The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
Section 4. Meetings.
     Regular meetings of committees may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of a committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral. Any members of the committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.
Section 5. Quorum.
     A majority of the members of a committee shall constitute a quorum for the transaction of business at the meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.
Section 6. Action Without a Meeting.
     Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.

Section 7. Vacancies.
     Any vacancy in a committee may be filled by a resolution adopted by a majority of the full board of directors.
Section 8. Resignations and Removal.
     Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any members of a committee may resign from the committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.
Section 9. Procedure.
     Each committee may elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.
ARTICLE V
OFFICERS
Section 1. General.
     The officers of the Corporation shall be chosen by the board of directors and shall include a president, a secretary and a treasurer. The board of directors may designate one or more vice presidents, assistant secretaries, assistant treasurers and other officers. The board of directors may also elect a chairman, who must be a director. Any number of offices may be held by the same person. The officers of the Corporation need not be stockholders or directors of the Corporation.
Section 2. Election; Term; Compensation.
     The board of directors at its first meeting held after the annual meeting of stockholders shall elect annually the officers of the Corporation who shall exercise such powers and perform such duties as shall be set forth in these bylaws and as determined from time to time by the board of directors. All officers of the Corporation shall serve at the pleasure of the board of directors and shall hold their office until their successors are chosen and qualified, or until their earlier resignation or removal. The compensation of all officers of the Corporation shall be fixed by the board of directors.
Section 3. Removal.
     Any officer may be removed by the board of directors, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Chairman.
     Except as otherwise provided in these bylaws, the chairman, if any, shall preside at all meetings of the stockholders and all meetings of the directors at which he is present. The chairman shall also perform such other duties and may exercise such other powers as from time to time assigned to him by these bylaws or by the board of directors.
Section 5. President.
     The president shall be the chief executive officer. The president shall, subject to the control of the board of directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these bylaws, the board of directors or the president. The president shall also perform such other duties and may exercise such other powers as from time to time assigned to him by these bylaws or by the board of directors.
Section 6. Vice-President.
     At the request of the president or in his absence or in the event of his inability or refusal to act, the vice-president or the vice-presidents if there is more than one (in the order designated by the board of directors) shall perform the duties of the president, and who so acting, shall have all the powers and be subject to all the restrictions upon the president. Each vice-president shall perform such other duties and have such other powers as the board of directors from time to time may prescribe. The board of directors may designate one or more vice-presidents as executive vice-president or senior vice-president.
Section 7. Secretary.
     The secretary shall attend all meetings of the board of directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the secretary shall also perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. If the secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the board of directors, and if there be no assistant secretary, then either the board of directors or the president may choose another officer to cause such notice to be given. The secretary shall have custody of the seal of the Corporation and the secretary or any assistant secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the secretary or the signature of any such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer.
     The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
Section 9. Assistant Secretaries.
     Except as may be otherwise provided in these bylaws, assistant secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the president, any vice-president, if there be one, or the secretary, and in the absence of the secretary or in the event of his disability or refusal to at, shall perform the duties of the secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary.
Section 10. Assistant Treasurers.
     Assistant treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the president, any vice-president, if there be one, or the treasurer, and in the absence of the treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer. If required by the board of directors, an assistant treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
Section 11. Other Officers.
     Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE VI
STOCK
Section 1. Form of Certificates.
     Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the chairman or vice chairman of the board of directors or the president or a vice-president and (ii) by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.
Section 2. Signatures.
     Any or all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.
Section 3. Lost Certificates.
     The Corporation may issue a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 4. Transfers.
     Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate there for, which shall be cancelled before a new certificate shall be issued.
Section 5. Record Date.
     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners.
     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VII
NOTICES
Section 1. Notices.
     Whenever written notice is required by law, the Certificate of Incorporation or these bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable, facsimile, electronic mail or other electronic transmission in accordance with applicable law.
Section 2. Waivers of Notice.
     Whenever any notice is required by law, the Certificate of Incorporation or these bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VIII
GENERAL PROVISIONS
Section 1. Dividends.
     Dividends upon the common stock of the Corporation, subject to the provisions of the Certificate of Incorporation if any, may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.
Section 2. Disbursements.
     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
Section 3. Fiscal Year.
     The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 4. Corporate Seal.
     The Corporation seal shall have been inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE IX
AMENDMENTS
Section 1. Amendments to Bylaws.
     These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such meeting of stockholders or board of directors, as the case may be.
ARTICLE X
INDEMNIFICATION
Section 1. Indemnification as of Right.
     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action threatened or instituted directly by the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
Section 2. Discretionary Indemnification.
     The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit which is threatened or instituted by the Corporation directly (rather than a derivative action in the right of the Corporation) to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.
Section 3. Indemnification as of Right for Expenses.
     To the extent that a present or former director, trustee, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 4. Determination Required.
     Any indemnification under Sections 1 and 2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, trustee, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 and 2 above. Such determination shall be made (i) by majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.
Section 5. Advances for Expenses.
     Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, trustee, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section.
Section 6. Indemnification Not Exclusive.
     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance.
     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.
Section 8. Definitions.
     For the purposes of this Article X, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, trustee, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article Seven with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.
     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.